Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2011 Second Quarter Results

Active selling communities grow to 157 from 127 in Q2 2010
Net new orders up 6% vs. Q2 2010, up 17% vs. Q1 2011

IRVINE, CALIFORNIA, July 28, 2011.

Standard Pacific Corp. (NYSE: SPF) reported a net loss in the 2011 second quarter of $10.5 million, or $0.03 per share, on homebuilding revenues of $204.3 million compared to net income of $10.7 million, or $0.04 per share, on homebuilding revenues of $317.2 million in the 2010 second quarter.  The net loss in the 2011 second quarter included $6.0 million of inventory impairment charges and a $2.2 million charge related to management changes.  The Company’s adjusted net loss of $2.4 million* in the 2011 second quarter (excluding impairment charges and the management change charge) improved significantly compared to a net loss of $14.8 million in the previous quarter.

2011 Second Quarter Highlights

•	153 average selling communities; up 11% from prior quarter and up 20% from Q2 2010

o	157 selling communities at end of June 2011

•	Net new orders of 764 up 17% from Q1 2011; up 6% from Q2 2010

•	Backlog of 781 homes up 25% from Q1 2011; up 20% from Q2 2010

o	Backlog value of $294 million up 24% from $238 million in Q2 2010

•	Average selling price of $335 thousand up 2% from Q1 2011

•	Inventory impairment charges of $6.0 million; $2.2 million of expense related to management changes

o	Three communities impaired; two in Northern California and one in Arizona

•	Gross margin from home sales of 17.0% (20.0%* excluding impairments) vs. 20.5% in Q1 2011

•	SG&A rate from home sales of 18.8% (17.8%* excluding management change charge) vs. 13.7% in Q2 2010

o	G&A expenses of $22.4 million vs. $22.8 million in Q2 2010 (excluding incentive compensation and management change expenses)

•	Operating cash outflows of $122.0 million and $110.2 million in Q2 2011 and Q1 2011, respectively

o	Excluding land purchases and development costs, cash inflows of $1.9 million* and $10.4 million* in Q2 2011 and Q1 2011, respectively

•	Adjusted EBITDA of $23.7 million*, or 11.6%* of homebuilding revenues, in Q2 2011 ($93.3 million*, or 12.1%*, for LTM ended June 30, 2011)

•	Homebuilding revenues down 36% due to 32% drop in new home deliveries from Q2 2010

•	Cash balance of $507.2 million with $196 million available from revolving credit facility vs. $710.4 million in cash as of the end of Q2 2010 when the Company had no revolving credit facility

•	Approved land purchases of $98.5 million for 1,493 lots; down from $121.5 million in Q1 2011

Ken Campbell, the Company’s CEO commented, “We are excited about our new communities coming out of the ground.  It was a bit painful last year when we slowed our growth in order to re-design our homes, but we are now pleased with the results.  Managing to open this many communities without increasing our overhead is a tribute to our team; kind of remarkable accomplishment in my opinion.  With over 20 new communities scheduled to open before year-end, we have more excitement (and more hard work) to look forward to.”

Mr. Campbell continued, “The slowdown in land buying should not be viewed as a change in strategy.  We are still pursuing a significant land pipeline, but will continue to maintain our pricing discipline in the face of a pretty poor sales environment. Hopefully, land sellers will get more reasonable on pricing, or other land buyers’ enthusiasm will wane as we muddle through this difficult market.  The current slowdown does not concern us too much since we have already committed to purchase enough land to support growth through 2012.”

Homebuilding revenues decreased 36% from $317.2 million for the 2010 second quarter to $204.3 million for the 2011 second quarter driven primarily by a 32% decline in new home deliveries to 610 homes.  The Company’s consolidated average home price for the 2011 second quarter was $335 thousand, down from $355 thousand for the year earlier period, largely due to the delivery of three luxury homes with an average selling price of approximately $6 million from one of the Company’s Southern California coastal communities during the 2010 second quarter as compared to no deliveries from this community during the 2011 second quarter.

Gross margin from home sales for the 2011 second quarter was 17.0% (20.0%* excluding $6.0 million of inventory impairment charges) versus 20.9% for the year earlier period.   The impairments related to two homebuilding projects in Northern California totaling $3.9 million and one homebuilding project in Arizona for $2.1 million.  Excluding inventory impairment charges and previously capitalized interest costs, gross margin from home sales for the 2011 second quarter was 27.9%* versus 27.5%* for the 2010 second quarter.

The Company’s 2011 second quarter SG&A expenses (including Corporate G&A) were $38.4 million compared to $43.4 million for the 2010 second quarter and included noncash stock-based compensation expenses of $3.5 million for both periods.  The SG&A rate from home sales was 18.8% for the 2011 second quarter versus 13.7% for the 2010 second quarter.  SG&A expenses for the 2011 second quarter included approximately $2.2 million of severance and other charges incurred in connection with executive management changes ($1.0 million of which was included in noncash stock-based compensation expenses).  The Company’s G&A expenses (excluding incentive compensation, severance and management change expenses) were $22.4 million for the 2011 second quarter, compared to $22.8 million for the 2010 second quarter, and $22.4 million for the 2011 first quarter.  Excluding the charges related to executive management changes, the Company’s 2011 second quarter SG&A rate was 17.8%*.  The increase in the Company’s SG&A rate was primarily the result of a 36% decrease in revenues from home sales and higher sales and marketing costs associated with new community openings.

Net new orders (excluding joint ventures) for the 2011 second quarter increased 6% from the 2010 second quarter to 764 homes on a 20% increase in the number of average active selling communities from 127 to 153.  The Company’s monthly sales absorption rate for the 2011 second quarter was 1.7 per community compared to 1.9 per community for the 2010 second quarter and 1.6 per community for the 2011 first quarter.  The Company’s cancellation rate for the 2011 second quarter was 14%, consistent with 15% for the 2010 second quarter and 14% for the 2011 first quarter.  The total number of sales cancellations for the 2011 second quarter was 129, of which 65 cancellations related to homes in the Company’s 2011 second quarter beginning backlog and 64 related to orders generated during the quarter.

The dollar value of homes in backlog (excluding joint ventures) increased 24% to $293.8 million, or 781 homes, compared to $237.7 million, or 649 homes, for the 2010 second quarter, and increased 39% compared to $211.8 million, or 627 homes, for the 2011 first quarter.  The increase in backlog value compared to the 2010 second quarter was driven primarily by a 6% increase in net new orders and a decrease in the percentage of new homes delivered from beginning backlog in the 2011 second quarter as compared to the prior year period.

The Company used $122.0 million of cash flows from operating activities for the 2011 second quarter versus generating $5.3 million of cash flows from operating activities in the 2010 second quarter.  The decline in cash flows from operations as compared to the 2010 second quarter was driven primarily by a $112.8 million decrease in homebuilding revenues and a $12.8 million increase in land purchases.  Cash outflows from operations for the three months ended June 30, 2011 and 2010 included $92.2 million and $79.4 million, respectively, of cash land purchases.  Excluding cash land purchases and development costs, cash inflows from operating activities for the 2011 second quarter were $1.9 million* versus cash inflows of $99.0 million* in the 2010 second quarter.

During the 2011 second quarter, the Company approved (but had not yet consummated) the purchase of $98.5 million of land, comprised of 1,493 lots.  Approximately 43% of the land approvals related to land located in California and 41% in Texas, with the balance spread throughout the Company’s other operations.  During the same period, the Company purchased $92.2 million of land, comprised of 1,461 lots.  Approximately 55% of the land purchases related to land located in California and 35% in Texas, with the balance spread throughout the Company’s other operations.

Earnings Conference Call

A conference call to discuss the Company’s 2011 second quarter results will be held at 11:00 a.m. Eastern time July 29, 2011.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 631-5929 (domestic) or (913) 312-1410 (international); Passcode: 1590954. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 1590954.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 113,000 homes during its 45-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, average home price, revenue, strategy, profitability, cash flow, liquidity, gross margins, overhead expenses and other costs; the opening of new communities; the dollar value and timing of anticipated land purchases; the availability of land opportunities and our ability to consummate these opportunities; our growth; and the future condition of the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	June 30,	June 30,		Percentage	March 31,	Percentage
	2011	2010		or % Change	2011	or % Change
Operating Data	(Dollars in thousands)

Deliveries	610		891	(32%)	439	39%
Average selling price	$335		$355	(6%)	$327	2%
Home sale revenues	$204,236		$316,709	(36%)	$143,699	42%
Gross margin %	17.0%		20.9%	(3.9%)	20.5%	(3.5%)
Gross margin % from home sales (excluding impairments)*	20.0%		20.9%	(0.9%)	20.5%	(0.5%)
Gross margin % from home sales (excluding impairments and
interest amortized to cost of home sales)*	27.9%		27.5%	0.4%	28.1%	(0.2%)
Asset impairments	$5,959	$	―	―	$ ―	―
Severance and other charges	$2,178	$	―	―	$561	288%
Selling expenses	$11,306		$14,980	(25%)	$8,391	35%
Marketing expenses	$3,712		$2,885	29%	$2,981	25%
G&A expenses (excluding severance and other charges)	$21,247		$25,548	(17%)	$20,328	5%
SG&A expenses	$38,443		$43,413	(11%)	$32,261	19%
SG&A % from home sales	18.8%		13.7%	5.1%	22.5%	(3.7%)
SG&A % from home sales (excluding severance and other charges)*	17.8%		13.7%	4.1%	22.1%	(4.3%)

Net new orders	764		719	6%	652	17%
Average active selling communities	153		127	20%	138	11%
Monthly sales absorption rate per community	1.7		1.9	(11%)	1.6	6%
Cancellation rate	14%		15%	(1%)	14%	―
Gross cancellations	129		76	70%	106	22%
Cancellations from current quarter sales	64		54	19%	47	36%
Backlog (homes)	781		649	20%	627	25%
Backlog (dollar value)	$293,804		$237,708	24%	$211,813	39%

Cash flows (uses) from operating activities	$(121,963)		$5,349	(2380%)	$(110,150)	11%
Cash flows (uses) from investing activities	$(5,475)		$(1,451)	277%	$(4,049)	35%
Cash flows (uses) from financing activities	$12,938		$114,028	(89%)	$(18,997)	(168%)
Land purchases (incl. seller financing and excl. JV investments)	$92,171		$103,278	(11%)	$87,110	6%
Adjusted Homebuilding EBITDA*	$23,678		$51,104	(54%)	$11,018	115%
Adjusted Homebuilding EBITDA Margin %*	11.6%		16.1%	(4.5%)	7.7%	3.9%
Homebuilding interest incurred	$35,353		$27,730	27%	$34,854	1%
Homebuilding interest capitalized to inventories owned	$26,186		$16,515	59%	$22,710	15%
Homebuilding interest capitalized to investments in JVs	$1,723		$736	134%	$1,629	6%
Interest amortized to cost of sales (incl. cost of land sales)	$16,146		$21,325	(24%)	$10,980	47%

	As of
	June 30,	March 31,	Percentage	December 31,	Percentage
	2011	2011	or % Change	2010	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$507,207	$619,807	(18%)	$748,754	(32%)
Inventories owned	$1,382,744	$1,292,365	7%	$1,181,697	17%
Lots owned and controlled	26,403	25,505	4%	23,549	12%
Homes under construction	1,000	801	25%	568	76%
Completed specs	330	409	(19%)	512	(36%)
Deferred tax asset valuation allowance	$523,288	$522,025	0%	$516,366	1%
Homebuilding debt	$1,322,564	$1,321,212	0%	$1,320,254	0%
Joint venture recourse debt	$ ―	$995	(100%)	$3,865	(100%)
Stockholders' equity	$607,269	$613,252	(1%)	$621,862	(2%)
Stockholders' equity per share (including if-converted
preferred stock)*	$1.78	$1.80	(1%)	$1.83	(3%)
Total debt to book capitalization*	69.1%	68.6%	0.5%	68.5%	0.6%
Adjusted net homebuilding debt to total adjusted
book capitalization*	57.3%	53.4%	3.9%	47.9%	9.4%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$204,236	$316,709	$347,935	$491,622
Land sale revenues	109	450	109	906
Total revenues	204,345	317,159	348,044	492,528
Cost of home sales	(169,433)	(250,470)	(283,745)	(385,723)
Cost of land sales	(114)	(421)	(114)	(674)
Total cost of sales	(169,547)	(250,891)	(283,859)	(386,397)
Gross margin	34,798	66,268	64,185	106,131
Gross margin %	17.0%	20.9%	18.4%	21.5%
Selling, general and administrative expenses	(38,443)	(43,413)	(70,704)	(76,165)
Loss from unconsolidated joint ventures	(379)	(226)	(636)	(660)
Interest expense	(7,444)	(10,479)	(17,959)	(22,464)
Loss on early extinguishment of debt	―	(5,190)	―	(5,190)
Other income (expense)	977	2,818	1,269	3,242
Homebuilding pretax income (loss)	(10,491)	9,778	(23,845)	4,894
Financial Services:
Revenues	2,535	3,983	3,595	6,281
Expenses	(2,429)	(2,876)	(4,847)	(5,305)
Other income	41	48	56	81
Financial services pretax income (loss)	147	1,155	(1,196)	1,057
Income (loss) before income taxes	(10,344)	10,933	(25,041)	5,951
Provision for income taxes	(175)	(272)	(275)	(361)
Net income (loss)	(10,519)	10,661	(25,316)	5,590
Less: Net (income) loss allocated to preferred shareholder	4,554	(6,288)	10,968	(3,303)
Net income (loss) available to common stockholders	$(5,965)	$4,373	$(14,348)	$2,287

Income (Loss) Per Common Share:
Basic	$(0.03)	$0.04	$(0.07)	$0.02
Diluted	$(0.03)	$0.04	$(0.07)	$0.02

Weighted Average Common Shares Outstanding:
Basic	193,577,324	102,796,195	193,369,182	102,318,953
Diluted	193,577,324	123,940,853	193,369,182	116,854,489

Weighted average additional common shares outstanding
if preferred shares converted to common shares	147,812,786	147,812,786	147,812,786	147,812,786

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$473,393	$720,516
Restricted cash	33,814	28,238
Trade and other receivables	17,660	6,167
Inventories:
Owned	1,382,744	1,181,697
Not owned	61,586	18,999
Investments in unconsolidated joint ventures	82,164	73,861
Deferred income taxes, net	7,314	9,269
Other assets	40,264	38,175
Total Homebuilding Assets	2,098,939	2,076,922
Financial Services:
Cash and equivalents	10,282	10,855
Restricted cash	2,870	2,870
Mortgage loans held for sale, net	35,105	30,279
Mortgage loans held for investment, net	9,678	9,904
Other assets	1,772	2,293
Total Financial Services Assets	59,707	56,201
Total Assets	$2,158,646	$2,133,123

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$16,578	$16,716
Accrued liabilities	176,185	143,127
Secured project debt and other notes payable	4,215	4,738
Senior notes payable	1,274,001	1,272,977
Senior subordinated notes payable	44,348	42,539
Total Homebuilding Liabilities	1,515,327	1,480,097
Financial Services:
Accounts payable and other liabilities	1,177	820
Mortgage credit facilities	34,873	30,344
Total Financial Services Liabilities	36,050	31,164
Total Liabilities	1,551,377	1,511,261

Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 shares
issued and outstanding at June 30, 2011 and December 31, 2010	5	5
Common stock, $0.01 par value; 600,000,000 shares authorized; 197,779,108 and 196,641,551 shares issued and outstanding at June 30, 2011
and December 31, 2010, respectively	1,978	1,966
Additional paid-in capital	1,234,828	1,227,292
Accumulated deficit	(617,668)	(592,352)
Accumulated other comprehensive loss, net of tax	(11,874)	(15,049)
Total Equity	607,269	621,862
Total Liabilities and Equity	$2,158,646	$2,133,123

INVENTORIES
	June 30,	December 31,
	2011	2010
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$928,645	$801,681
Homes completed and under construction	347,310	281,780
Model homes	106,789	98,236
Total inventories owned	$1,382,744	$1,181,697

Inventories Owned by Segment:
California	$854,931	$727,317
Southwest	266,996	222,791
Southeast	260,817	231,589
Total inventories owned	$1,382,744	$1,181,697

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$(10,519)	$10,661	$(25,316)	$5,590
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Loss on early extinguishment of debt	―	5,190	―	5,190
Amortization of stock-based compensation	3,537	3,519	5,459	5,483
Inventory impairment charges	5,959	―	5,959	―
Other operating activities	1,273	918	2,558	1,997
Changes in cash and equivalents due to:
Trade and other receivables	(10,330)	6,518	(11,493)	(1,562)
Mortgage loans held for sale	(15,064)	(34,319)	(4,770)	(25,775)
Inventories - owned	(88,912)	3,715	(194,058)	(37,111)
Inventories - not owned	(9,990)	(6,488)	(12,800)	(17,550)
Other assets	(1,112)	1,030	2,028	109,442
Accounts payable and accrued liabilities	3,195	14,605	320	(6,785)
Net cash provided by (used in) operating activities	(121,963)	5,349	(232,113)	38,919

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(5,451)	(1,437)	(8,820)	(2,282)
Other investing activities	(24)	(14)	(704)	(177)
Net cash provided by (used in) investing activities	(5,475)	(1,451)	(9,524)	(2,459)

Cash Flows From Financing Activities:
Change in restricted cash	(1,401)	(564)	(5,576)	378
Principal payments on secured project debt and other notes payable	(118)	(24,489)	(523)	(59,247)
Principal payments on senior notes payable	―	(189,959)	―	(189,959)
Proceeds from the issuance of senior notes payable	―	300,000	―	300,000
Net proceeds from (payments on) mortgage credit facilities	14,178	32,692	4,529	24,131
Other financing activities	279	(3,652)	(4,489)	(3,138)
Net cash provided by (used in) financing activities	12,938	114,028	(6,059)	72,165

Net increase (decrease) in cash and equivalents	(114,500)	117,926	(247,696)	108,625
Cash and equivalents at beginning of period	598,175	586,258	731,371	595,559
Cash and equivalents at end of period	$483,675	$704,184	$483,675	$704,184

Cash and equivalents at end of period	$483,675	$704,184	$483,675	$704,184
Homebuilding restricted cash at end of period	33,814	13,792	33,814	13,792
Financial services restricted cash at end of period	2,870	4,095	2,870	4,095
Cash and equivalents and restricted cash at end of period	$520,359	$722,071	$520,359	$722,071

REGIONAL OPERATING DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
New homes delivered:
California	231	374	(38%)	401	592	(32%)
Arizona	43	62	(31%)	78	109	(28%)
Texas	96	101	(5%)	172	191	(10%)
Colorado	27	40	(33%)	44	65	(32%)
Nevada	5	9	(44%)	10	9	11%
Florida	111	158	(30%)	173	244	(29%)
Carolinas	97	147	(34%)	171	218	(22%)
Consolidated total	610	891	(32%)	1,049	1,428	(27%)
Unconsolidated joint ventures	6	15	(60%)	14	28	(50%)
Total (including joint ventures)	616	906	(32%)	1,063	1,456	(27%)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$492	$526	(6%)	$480	$499	(4%)
Arizona	211	200	6%	209	199	5%
Texas	299	293	2%	297	296	0%
Colorado	307	290	6%	309	293	5%
Nevada	198	195	2%	195	195	―
Florida	195	192	2%	198	191	4%
Carolinas	225	233	(3%)	223	231	(3%)
Consolidated	335	355	(6%)	332	344	(3%)
Unconsolidated joint ventures	549	453	21%	459	471	(3%)
Total (including joint ventures)	$337	$357	(6%)	$333	$347	(4%)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
Net new orders:
California	313	311	1%	545	601	(9%)
Arizona	33	46	(28%)	79	106	(25%)
Texas	139	95	46%	259	201	29%
Colorado	25	22	14%	51	51	―
Nevada	2	12	(83%)	3	15	(80%)
Florida	142	117	21%	257	258	(0%)
Carolinas	110	116	(5%)	222	246	(10%)
Consolidated total	764	719	6%	1,416	1,478	(4%)
Unconsolidated joint ventures	8	13	(38%)	16	28	(43%)
Total (including joint ventures)	772	732	5%	1,432	1,506	(5%)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
Average number of selling communities during the period:
California	53	47	13%	49	46	7%
Arizona	8	9	(11%)	9	8	13%
Texas	21	16	31%	21	17	24%
Colorado	5	4	25%	5	5	―
Nevada	1	1	―	1	1	―
Florida	35	25	40%	34	24	42%
Carolinas	30	25	20%	27	25	8%
Consolidated total	153	127	20%	146	126	16%
Unconsolidated joint ventures	3	3	―	3	3	―
Total (including joint ventures)	156	130	20%	149	129	16%

REGIONAL OPERATING DATA (Continued)

	At June 30,
	2011		2010		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	263	$157,217	256	$137,493	3%	14%
Arizona	37	7,710	44	9,787	(16%)	(21%)
Texas	186	54,024	119	36,638	56%	47%
Colorado	37	12,117	40	11,582	(8%)	5%
Nevada	1	203	6	1,228	(83%)	(83%)
Florida	151	35,025	92	18,448	64%	90%
Carolinas	106	27,508	92	22,532	15%	22%
Consolidated total	781	293,804	649	237,708	20%	24%
Unconsolidated joint ventures	7	2,558	9	3,920	(22%)	(35%)
Total (including joint ventures)	788	$296,362	658	$241,628	20%	23%

	At June 30,
	2011	2010	% Change
Lots owned and controlled:
California	9,533	9,013	6%
Arizona	1,883	2,027	(7%)
Texas	4,259	2,427	75%
Colorado	741	231	221%
Nevada	1,138	1,209	(6%)
Florida	5,864	4,777	23%
Carolinas	2,985	2,169	38%
Total (including joint ventures)	26,403	21,853	21%

Lots owned	19,121	16,944	13%
Lots optioned or subject to contract	5,848	3,934	49%
Joint venture lots	1,434	975	47%
Total (including joint ventures)	26,403	21,853	21%

Lots owned:
Raw lots	5,057	5,379	(6%)
Lots under development	4,969	2,874	73%
Finished lots	7,294	6,957	5%
Under construction or completed homes	1,801	1,734	4%
Total	19,121	16,944	13%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's net loss to net loss excluding inventory impairment charges (net of a 39% income tax benefit), severance and other charges (net of a 39% income tax benefit), and the deferred tax asset valuation allowance related to these charges.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding these charges and provides comparability with the Company’s peer group.  Net loss excluding inventory impairment charges (net of income tax benefit), severance and other charges (net of income tax benefit), and the deferred tax asset valuation allowance related to these charges for the three months ended June 30, 2011 is calculated as follows:

Three Months Ended
June 30, 2011
(Dollars in thousands)

Net loss	$(10,519)
Add: Inventory impairment charges, net of income tax benefit	3,635
Add: Severance and other charges, net of income tax benefit	1,329
Add: Net deferred tax asset valuation allowance	3,173
Net loss, as adjusted	$(2,382)

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding housing inventory impairment charges and interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	June 30, 2011	Gross Margin %	June 30, 2010	Gross Margin %	March 31, 2011	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$204,236		$316,709		$143,699
Less: Cost of home sales	(169,433)		(250,470)		(114,312)
Gross margin from home sales	34,803	17.0%	66,239	20.9%	29,387	20.5%
Add: Housing inventory impairment charges	5,959		―		―
Gross margin from home sales, excluding
impairment charges	40,762	20.0%	66,239	20.9%	29,387	20.5%
Add: Capitalized interest included in cost
of home sales	16,108	7.9%	20,943	6.6%	10,980	7.6%
Gross margin from home sales, excluding
impairment charges and interest amortized
to cost of home sales	$56,870	27.9%	$87,182	27.5%	$40,367	28.1%

The table set forth below reconciles the Company’s SG&A expenses to SG&A expenses excluding severance and other charges related to management changes.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding these charges.

	Three Months Ended
	June 30, 2011	June 30, 2010	March 31, 2011
	(Dollars in thousands)

Selling, general and administrative expenses	$38,443	$43,413	$32,261
Less: Severance and other charges	(2,178)	―	(561)
Selling, general and administrative expenses, excluding severance and other charges	$36,265	$43,413	$31,700
SG&A % from home sales, excluding severance and other charges	17.8%	13.7%	22.1%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s cash flows from operations to cash flows from operations excluding land purchases and development costs.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and development costs.

	Three Months Ended
	June 30, 2011	June 30, 2010	March 31, 2011
	(Dollars in thousands)

Cash flows from (used in) operations	$(121,963)	$5,349	$(110,150)
Add: Cash land purchases	92,171	79,364	87,055
Add: Land development costs	31,642	14,332	33,456
Cash flows from operations (excluding land purchases and development costs)	$1,850	$99,045	$10,361

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended June 30,
	June 30, 2011	June 30, 2010	March 31, 2011	2011	2010
	(Dollars in thousands)

Net income (loss)	$(10,519)	$10,661	$(14,797)	$(42,630)	$64,409
Provision (benefit) for income taxes	175	272	100	(643)	(96,202)
Homebuilding interest amortized to cost of sales and interest expense	23,590	31,804	21,495	90,239	130,570
Homebuilding depreciation and amortization	663	539	663	2,304	2,394
Amortization of stock-based compensation	3,537	3,519	1,922	11,824	12,739
EBITDA	17,446	46,795	9,383	61,094	113,910
Add:
Cash distributions of income from unconsolidated joint ventures	―	―	20	20	3,139
Impairment charges and deposit write-offs	5,959	―	―	7,877	19,006
(Gain) loss on early extinguishment of debt	―	5,190	―	24,838	17,488
Less:
Income (loss) from unconsolidated joint ventures	(379)	(226)	(257)	1,190	(2,887)
Income (loss) from financial services subsidiary	106	1,107	(1,358)	(650)	2,227
Adjusted Homebuilding EBITDA	$23,678	$51,104	$11,018	$93,289	$154,203
Homebuilding revenues	$204,345	$317,159	$143,699	$767,934	$1,159,718
Adjusted Homebuilding EBITDA Margin %	11.6%	16.1%	7.7%	12.1%	13.3%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended June 30,
	June 30, 2011	June 30, 2010	March 31, 2011	2011	2010
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(121,963)	$5,349	$(110,150)	$(351,990)	$261,156
Add:
Provision (benefit) for income taxes	175	272	100	(643)	(96,202)
Homebuilding interest amortized to cost of sales and interest expense	23,590	31,804	21,495	90,239	130,570
Excess tax benefits from share-based payment arrangements	―	―	―	―	324
Less:
Income (loss) from financial services subsidiary	106	1,107	(1,358)	(650)	2,227
Depreciation and amortization from financial services subsidiary	233	153	343	1,200	642
(Gain) loss on disposal of property and equipment	(2)	―	2	(1)	1,237
Net changes in operating assets and liabilities:
Trade and other receivables	10,330	(6,518)	1,163	3,390	(5,605)
Mortgage loans held for sale	15,064	34,319	(10,294)	(33,170)	8,002
Inventories-owned	88,912	(3,715)	105,146	305,653	(151,395)
Inventories-not owned	9,990	6,488	2,810	23,111	19,217
Deferred income taxes, net of valuation allowance	―	―	―	―	96,562
Other assets	1,112	(1,030)	(3,140)	(4,082)	(109,032)
Accounts payable and accrued liabilities	(3,195)	(14,605)	2,875	61,330	4,712
Adjusted Homebuilding EBITDA	$23,678	$51,104	$11,018	$93,289	$154,203

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned, indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	June 30, 2011	March 31, 2011	December 31, 2010	June 30, 2010
	(Dollars in thousands)

Total consolidated debt	$1,357,437	$1,341,907	$1,350,598	$1,304,749
Less:
Financial services indebtedness	(34,873)	(20,695)	(30,344)	(65,126)
Homebuilding cash	(507,207)	(619,807)	(748,754)	(710,385)
Adjusted net homebuilding debt	815,357	701,405	571,500	529,238
Stockholders' equity	607,269	613,252	621,862	447,710
Total adjusted book capitalization	$1,422,626	$1,314,657	$1,193,362	$976,948
Total debt to book capitalization	69.1%	68.6%	68.5%	74.5%
Adjusted net homebuilding debt to total adjusted book capitalization ratio	57.3%	53.4%	47.9%	54.2%

The table set forth below calculates pro forma stockholders’ equity per common share.  The pro forma common shares outstanding include the if-converted Series B Preferred Stock, and excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect of the issuance of preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.

	June 30,	March 31,	December 31,
	2011	2011		2010

Actual common shares outstanding	197,779,108	197,422,268		196,641,551
Add: Conversion of preferred shares to common shares	147,812,786	147,812,786		147,812,786
Less: Common shares outstanding under share lending facility	(3,919,904)	(3,919,904)		(3,919,904)
Pro forma common shares outstanding	341,671,990	341,315,150		340,534,433

Stockholders' equity (actual amounts rounded to nearest thousand)	$607,269,000	$613,252,000		$621,862,000
Divided by pro forma common shares outstanding	÷ 341,671,990	÷ 341,315,150	÷	340,534,433
Pro forma stockholders' equity per common share	$1.78	$1.80		$1.83